SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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Filed by a Party other than the Registrant [X]
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[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under Rule 14a-12
CIM COMMERCIAL TRUST CORPORATION
(Name of Registrant as Specified in its Charter)

LIONBRIDGE CAPITAL I, LP
LIONBRIDGE CAPITAL, LP
LIONBRIDGE CAPITAL GP, LLC
LIONBRIDGE GP, LLC
LIONBRIDGE ASSET MANAGEMENT, LLC
GREGORY MORILLO
THE RAVENSWOOD INVESTMENT COMPANY, L.P.
RAVENSWOOD INVESTMENTS III, L.P.
RAVENSWOOD MANAGEMENT COMPANY, L.L.C.
ROBOTTI & COMPANY ADVISORS, LLC
ROBOTTI SECURITIES, LLC
ROBOTTI & COMPANY, INCORPORATED
ROBERT E. ROBOTTI
KENNETH R. WASIAK SR.
THOMAS D. FERGUSON
MARK C. GELNAW
RAYMOND V. MARINO II
JOHN S. MORAN
JAMES O’LEARY
Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Lionbridge Capital, LP and Robotti & Company Advisors, LLC
Press Release Regarding CIM Commercial Trust Corporation
Lionbridge Capital, LP and Robotti & Company Advisors, LLC, together with the other participants named herein, intend to file a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of qualified director nominees at the 2021 annual meeting of stockholders of CIM Commercial Trust Corporation, a Maryland corporation.  On March 15, 2021, Lionbridge Capital, LP and Robotti & Company Advisors, LLC issued a press release, a copy of which is attached hereto.
Important Information
This filing is not a solicitation of a proxy from any security holder of CIM Commercial Trust Corporation, a Maryland corporation (the “Company”).  Lionbridge Capital, LP and Robotti & Company Advisors, LLC, together with the other participants named herein (collectively, the “Participants”), intend to file a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 Annual Meeting of Stockholders of CIM Commercial Trust Corporation.
Stockholders are urged to read the definitive proxy statement and GOLD proxy card when they become available, because they will contain important information about the Participants, the nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card (when available) and other documents filed by the Participants with the SEC at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the Participants with the SEC may also be obtained free of charge from the Participants.
Participants in Solicitation
The participants in the proxy solicitation are anticipated to be Lionbridge Capital, LP (“Lionbridge”), Lionbridge Capital I, LP (“Lionbridge I”), Lionbridge GP, LLC (“Lionbridge GP”) Lionbridge Capital GP, LLC (“Lionbridge I GP”), Lionbridge Asset Management, LLC (“Lionbridge AM”), The Ravenswood Investment Company, L.P. (“Ravenswood I”), Ravenswood Investments III, L.P. (“Ravenswood III”), Ravenswood Management Company, L.L.C. (“RMC”), Robotti & Company, Incorporated (“RCI”), Robotti & Company Advisors, LLC (“RCA”), Robotti Securities, LLC (“RS”), Robert E. Robotti, Gregory Morillo, Kenneth R. Wasiak Sr., Thomas Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran and James O’Leary.
As of the date hereof, (i) Lionbridge directly owned 60,761 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), (ii) Lionbridge I directly owned 183,339 shares of Common Stock; (iii) Ravenswood I directly owned 293,415 shares of Common Stock; (iv) Ravenswood Investments III directly owned 174,135 shares of Common Stock; (v) Lionbridge GP, as the general partner of Lionbridge, may be deemed the beneficial owner of the 60,761 shares of Common Stock owned directly by Lionbridge; (vi) Lionbridge I GP as the general partner of Lionbridge I, may be deemed the beneficial owner of the 183,339 shares of Common Stock owned directly by Lionbridge I; (vii) Lionbridge AM, as the asset manager of each of Lionbridge and Lionbridge I, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I; (viii) Gregory Morillo, as the managing member of each of Lionbridge GP, Lionbridge I GP, LLC and Lionbridge AM, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I; (ix) RMC, as the general partner of each of Ravenswood I and Ravenswood III, may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III; (x) RCA, as the investment advisor of each of Ravenswood I and Ravenswood III may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III; (xi) RS may be deemed to be the beneficial owner of 500 shares of Common Stock owned in a discretionary account managed for a customer by RS; (xii) RCI, (x) as the wholly-owned parent of RCA, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock beneficially owned by RCA, and (y) as the parent of RS, may be deemed the beneficial owner of 500 shares of Common Stock owned in a discretionary accounts managed by RS for a customer; (xiii) Mr. Robotti and Mr. Wasiak Sr., as the managing members of RMC, may be deemed to be the beneficial owners of the 467,550 shares of Common Stock beneficially owned by RMC; (xiv) Mr. Robotti, as the President of RCI and controlling shareholder, may also be deemed to be the beneficial owner of the 500 shares of Common Stock owned in a discretionary account managed by RS for a customer. As of the date of hereof, Mr. John Moran was the direct beneficial owner of 35,859 shares of Common Stock and none of Messrs. Ferguson, Gelnaw, Marino II or O’Leary beneficially owned any shares of Common Stock.